Exhibit 99.1

Echo Global Logistics Reports Record Second Quarter 2014 Results; Revenue Up 36% Year over Year

CHICAGO, July 24, 2014 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended June 30, 2014.

“Echo’s growth model delivered outstanding results as we completed another record quarter of revenue and profitability, driven by strong organic growth and the impact of our recently completed acquisitions,” stated Doug Waggoner, Chief Executive Officer of Echo. “We continue to focus on delivering the highest levels of customer service to our clients which is driving our success in the market,” said Waggoner.  He continued, “We believe this success is fueling our ability to continue to expand our impressive carrier network and provide reliable access to capacity in this evolving market.”

Second Quarter 2014 Highlights

•                  Total revenue increased 36% to $305.1 million from the second quarter of 2013

•                  Non-GAAP EBITDA increased 30% to $11.8 million from the second quarter of 2013*

•                  Non-GAAP net income increased 31% to $5.1 million from the second quarter of 2013*

•                  Non-GAAP fully diluted EPS increased 31% to $0.22 from the second quarter of 2013*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable and acquisition-related transaction costs. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended June 30,
Amounts in millions, except per share data	2014	2013	% change
	(unaudited)
Revenue:
Transactional	$226.9	$158.0	43.7%
Enterprise	$78.2	$66.1	18.3%
Total Revenue	305.1	224.1	36.2%

Net revenue	53.3	39.7	34.5%

Operating expenses
Commissions	14.8	10.0	47.7%
Selling, general and administrative	26.7	20.7	29.8%
Total operating expenses (1)	41.5	30.7	35.7%

Non-GAAP EBITDA (1)	11.8	9.0	30.5%

Depreciation and amortization	3.4	2.6	30.5%
Non-GAAP Operating income (1)	8.4	6.4	30.4%
Other expense	0.1	0.1	(41.5)%
Non-GAAP Income before taxes (1)	8.3	6.3	31.7%

Income taxes (1)	3.2	2.4	31.9%

Non-GAAP net income (2)	5.1	3.9	31.5%

Non-GAAP Fully Diluted EPS (2)	$0.22	$0.17	30.6%
Diluted shares	23.5	23.4

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP EBITDA (1)	11.8	9.0	30.5%
Change in contingent consideration payable	(1.1)	0.4	(413.6)%
Acquisition related transaction costs	(0.4)	—	n/a
Depreciation and amortization	(3.4)	(2.6)	30.5%
Other income (expense)	(0.1)	(0.1)	(41.5)%
Income taxes	(2.6)	(2.6)	3.3%
Net Income	4.2	4.1	2.9%

Non-GAAP EBITDA Margin (1)	22.1%	22.8%	(68	) bps
Effect of change in contingent consideration payable, acquisition related transaction costs and depreciation/amortization	-9.1%	-5.7%	(339	) bps
Operating Margin (% of Net Revenue)	13.0%	17.1%	(407	) bps

Non-GAAP Operating Income (1)	8.4	6.4	30.4%
Change in contingent consideration payable	(1.1)	0.4	(413.6)%
Acquisition related transaction costs	(0.4)	—	n/a
Operating Income	6.9	6.8	2.4%

Non-GAAP Net Income (2)	5.1	3.9	31.5%
Change in contingent consideration payable and acquisition related transaction costs, net of tax effect	(0.9)	0.2	(519.8)%
Net Income	4.2	4.1	2.9%

Non-GAAP Fully Diluted EPS (2)	$0.22	$0.17	30.6%
Change in contingent consideration payable and acquisition related transaction costs, net of tax effect	(0.04)	0.01	(516.9)%
Fully diluted EPS	$0.18	$0.18	2.2%

Operating Metrics
Net revenue margin	17.5%	17.7%	(22	) bps
Non-GAAP EBITDA margin (% of net revenue) (1)	22.1%	22.8%	(68	) bps
Shipment volume	542,268	472,798	14.7%
Total employees	1,581	1,287	22.8%
Sales employees and agents	1,028	812	26.6%
Truckload (TL) Revenue %	52.4%	45.3%	709	bps
Less Than Truckload (LTL) Revenue %	36.4%	41.7%	(530	) bps
Intermodal Revenue %	6.4%	7.1%	(61	) bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and acquisition related transaction costs.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and acquisition related transaction costs.

Raising 2014 Revenue Guidance Again

“We are committed to the long term growth plans discussed during our recent investor day and continue to make investments to drive revenue and profitability,” commented Kyle Sauers, Chief Financial Officer of Echo.  Sauers continued, “We are seeing strong results from the investments made thus far this year.  As a result, we are increasing our revenue guidance for the full year 2014 to be in the range of $1.14 to $1.18 billion, not including the potential impact of any new acquisitions throughout the remainder of the year, and SG&A costs to be in the range of $102 to $105 million.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on July 24, 2014 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and acquisition-related transaction costs.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2013 we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
REVENUE	$305,119,867	$224,050,929	$552,790,084	$428,028,307

COSTS AND EXPENSES
Transportation costs	251,782,397	184,390,955	457,242,488	349,917,054
Selling, general, and administrative expenses	42,999,630	30,280,576	78,271,950	61,287,720
Depreciation and amortization	3,410,246	2,612,468	6,366,350	5,207,779
INCOME FROM OPERATIONS	6,927,594	6,766,930	10,909,296	11,615,754
OTHER EXPENSE	(62,398)	(106,730)	(117,325)	(200,946)
INCOME BEFORE PROVISION FOR INCOME TAXES	6,865,196	6,660,200	10,791,971	11,414,808
INCOME TAX EXPENSE	(2,620,979)	(2,537,583)	(4,117,795)	(4,315,559)
NET INCOME	$4,244,217	$4,122,617	$6,674,176	$7,099,249

Basic net income per share	$0.18	$0.18	$0.29	$0.31
Diluted net income per share	$0.18	$0.18	$0.28	$0.30

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
	(unaudited)
Cash and cash equivalents	$27,365,274	$52,506,560
Accounts receivable, net of allowance for doubtful accounts	156,800,541	109,662,529
Prepaid expenses	2,156,093	2,510,791
Other current assets	1,709,781	2,402,323
Total long term assets	130,371,654	78,064,390
Total assets	$318,403,343	$245,146,593

Accounts payable — trade	$102,904,774	$65,322,807
Other current liabilites	40,681,244	14,085,896
Deferred income taxes	3,641,389	3,547,426
Long term liabilities	3,408,980	2,960,433
Stockholders’ equity	167,766,956	159,230,031
Total liabilities and stockholders’ equity	$318,403,343	$245,146,593

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Net cash provided by operating activities	$18,373,724	$10,928,867

Net cash used in investing activities	(41,440,716)	(6,233,909)

Net cash provided by (used in) financing activities	(2,074,294)	417,285

Increase (Decrease) in cash and cash equivalents	(25,141,286)	5,112,243
Cash and cash equivalents, beginning of period	52,506,560	41,780,984
Cash and cash equivalents, end of period	$27,365,274	$46,893,227

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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